SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-TRANS-LUX CORP

          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 1/14/97            3,052-           12.2220
                                 1/10/97            2,000-           11.8750
          GAMCO INVESTORS, INC.
                                12/04/96              500-           12.0000
                                12/02/96            2,000-           12.1250






























           (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE AMERICAN STOCK EXCHANGE.

           (2) PRICE EXCLUDES COMMISSION.

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